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                                                            Exhibit 23.1

KPMG Peat Marwick LLP
111 South Calvert Street        Telephone 410 783 8300      Telefax 410 625 9231
Baltimore, MD 21202


The Board of Directors
PHH Corporation:

We consent to the incorporation by reference in the registration statements (No. 33-56354), (No. 33-70632), (No. 33-72752), (No. 33-83956), (No. 33-94756),
(No. 333-06733) and (No. 333-06939) on Form S-8 and (No. 333-11029) and
(No. 333-11031) on Form S-3 of HFS Incorporated of our report dated
May 17, 1996, except for the note on capital stock as to which the date is June 24, 1996 with respect to the consolidated balance sheets of PHH Corporation and subsidiaries as of April 30, 1996 and 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended April 30, 1996, which report appears in the Form 8-K/A of HFS Incorporated dated December 4, 1996.

Our report contains an explanatory paragraph that states that the company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," in 1996.

                                        /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP


Baltimore, Maryland
December 4, 1996